UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 27, 2013

GSI Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 266-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2013, Continuum Electro-Optics, Inc., a Delaware corporation, and GSI Group Corporation, a Michigan corporation, (collectively “GSI”) and Legacy Partners I San Jose, LLC executed a triple net lease agreement (the “Lease Agreement”) for Continuum Electro-Optics, Inc.’s production and research and development facility located at 140 Baytech Drive, San Jose, California 95134.

Significant terms of the Lease Agreement are as follows:

•	Lease period is January 1, 2014 through December 31, 2018.

•	Annual rent for the five (5) year periods will be as follows, payable in monthly installments:

January 1, 2014 – December 31, 2014 -$460,745.01*

January 1, 2015 – December 31, 2015 -$645,353.28

January 1, 2016 – December 31, 2016 -$676,379.88

January 1, 2017 – December 31, 2017- $707,406.48

January 1, 2018 – December 31, 2018 -$738,433.08

*	GSI shall not be obligated to pay monthly rent for the first three months of the Lease Agreement, so long as GSI is not in material default of the lease.

•	Legacy Partners I San Jose, LLC shall pay for the cost of tenant improvements of up to $1,034,220.

•	GSI has the option to extend the lease term for three (3) years upon expiration of the initial lease term. Rent during the renewal term will be equal to the then fair market rental value, as defined in the Lease Agreement.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by the full Lease Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Lease Agreement dated November 22, 2013 by and between Continuum Electro-Optics, Inc., GSI Group Corporation and Legacy Partners I San Jose, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.

Date: December 2, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Lease Agreement dated November 22, 2013 by and between Continuum Electro-Optics, Inc., GSI Group Corporation and Legacy Partners I San Jose, LLC.